EXHIBIT 4.1

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                              PURCHASE AGREEMENT


                                     Among


                        COMPANHIA BRASILEIRA DE BEBIDAS

                   COMPANHIA DE BEBIDAS DAS AMERICAS - AMBEV

                                      and

                         CITIGROUP GLOBAL MARKETS INC.
                     as Representative on behalf of itself
               and the other Initial Purchasers specified herein

                                  Relating to

                        Companhia Brasileira de Bebidas

                               U.S.$500,000,000

                             8.75% Notes Due 2013

                              September 11, 2003










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                               TABLE OF CONTENTS

                                                                          Page

SECTION 1. Representations and Warranties....................................2

SECTION 2. Purchase and Sale................................................13

SECTION 3. Delivery and Payment.............................................13

SECTION 4. Offering by Initial Purchasers...................................14

SECTION 5. Covenants........................................................14

SECTION 6. Conditions to the Obligations of the Initial Purchasers..........18

SECTION 7. Reimbursement of Expenses........................................23

SECTION 8. Indemnification and Contribution.................................24

SECTION 9. Termination......................................................26

SECTION 10. Representations and Indemnities to Survive......................27

SECTION 11. Notices.........................................................27

SECTION 12. Successors......................................................27

SECTION 13. Jurisdiction....................................................27

SECTION 14. Governing Law...................................................28

SECTION 15. Currency........................................................28

SECTION 16. Waiver of Immunity..............................................28

SECTION 17. Counterparts....................................................28

SECTION 18. Entire Agreement................................................28

SECTION 19. Headings........................................................28



SCHEDULE I      List of Initial Purchasers

EXHIBIT A       Selling Restrictions




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                        COMPANHIA BRASILEIRA DE BEBIDAS
                   COMPANHIA DE BEBIDAS DAS AMERICAS - AMBEV

                               U.S.$500,000,000
                             8.75% Notes Due 2013

                              Purchase Agreement
                              ------------------

                                                            September 11, 2003

CITIGROUP GLOBAL MARKETS INC.
  as Representative on behalf of
  the Initial Purchasers set forth
  on Schedule I hereto
388 Greenwich Street
New York, New York 10013


Ladies and Gentlemen:

          Companhia Brasileira de Bebidas ("CBB"), a sociedade anonima organized under the laws of the Federative Republic of Brazil ("Brazil") and a majority-owned subsidiary of Companhia de Bebidas das Americas - AMBEV ("AMBEV" and, collectively with CBB, the "Companies") a sociedade anonima organized and existing under the laws of Brazil, proposes to issue and sell to Citigroup Global Markets Inc. (the "Representative") and the other initial purchasers set forth on Schedule I hereto (collectively, the "Initial Purchasers") U.S.$500,000,000 principal amount of its 8.75% Notes Due 2013 (the "Notes"). The Notes are to be issued under an Indenture (the "Indenture") to be dated the Closing Date (as defined herein) among CBB, The Bank of New York, as trustee and as paying agent in New York (the "Trustee") and The Bank of New York (Luxembourg) S.A., as paying agent in Luxembourg and as Luxembourg transfer agent. All of CBB's obligations under the Notes will have the benefit of certain credit support provided by (i) AMBEV, in the form of a Guaranty (the "Guaranty") to be dated the Closing Date between it and the Trustee, pursuant to which AMBEV will agree, subject to certain conditions, to guarantee payment of principal, interest and other amounts due on or with respect to the Notes if not paid by CBB within specified time periods, (ii) Steadfast Insurance Company (the "Insurer"), a Delaware insurance company and a wholly-owned subsidiary of Zurich American Insurance Company, a member of the Zurich Financial Services Group, an insurance holding company organized under the laws of Switzerland, in the form of an Insurance Policy for Expropriation and Currency Inconvertibility to be issued on the Closing Date in favor of the Trustee on behalf of the holders of the Notes (the "Insurance Policy"), pursuant to which the Insurer will provide, subject to certain conditions, limited protection against the inability of AMBEV, CBB and the Trustee to convert Brazilian reais into U.S. dollars or transfer to the Trustee these U.S. dollars in satisfaction of amounts to be paid by CBB and AMBEV under the Notes, the Indenture and the Guaranty, as the case may be,
(iii) the irrevocable standby letter of credit to be issued on the Closing Date by Citibank N.A., and any replacement thereof (the "Letter of Credit") for the benefit of the Trustee and (iv) a reserve account (the "Reserve Account") to be established on the Closing Date by CBB with the Trustee

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pursuant to the Indenture and amounts deposited therein from time to time pursuant to the Indenture. Terms not otherwise defined herein are used as defined in the Indenture.

          The Initial Purchasers and their direct and indirect transferees of the Notes will also be entitled to the benefit of a Registration Rights Agreement (the "Registration Rights Agreement") to be entered into among CBB, AMBEV and the Representative, on behalf of the Initial Purchasers, pursuant to which CBB and AMBEV will agree, among other things, to file a registration statement with the Securities and Exchange Commission (the "Commission") registering securities (the "Exchange Notes") under the United States Securities Act of 1933, as amended (the "Securities Act"), with identical terms as the Notes (except that the Exchange Notes will not contain provisions requiring CBB and AMBEV to register the Exchange Notes or provisions regarding restrictions on transfer) and to consummate an exchange offer exchanging the Notes for the Exchange Notes, in each case subject to the terms and conditions therein specified.

          The Notes will be offered and sold by CBB to the Initial Purchasers without registration under the Securities Act, in reliance upon exemptions from the registration requirements of the Securities Act. CBB understands that the Initial Purchasers propose to make an offering of the Notes, as soon as the Representative deems advisable after this Purchase Agreement (this "Purchase Agreement") has been executed and delivered, to persons in the United States whom the Initial Purchasers reasonably believe to be qualified institutional buyers ("QIBs") as defined in Rule 144A under the Securities Act, as such rule may be amended from time to time ("Rule 144A"), in transactions meeting the requirements of Rule 144A, and to non-U.S. persons in transactions meeting the requirements of Regulation S under the Securities Act, as such regulation may be amended from time to time ("Regulation S").

          In connection with the offer and sale of the Notes, the Companies have prepared a preliminary offering memorandum, dated September 4, 2003, including any and all exhibits thereto (the "Preliminary Memorandum"), and a final offering memorandum dated the date hereof, including any and all exhibits thereto (the "Final Memorandum" and, together with the Preliminary Memorandum and any amendments or supplements to either the Preliminary Memorandum or the Final Memorandum prior to the time of purchase, the "Offering Memoranda"). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Companies and the Notes. The Companies hereby confirm that they have authorized the use of the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Notes by the Initial Purchasers. Unless stated to the contrary, all references to the Final Memorandum are to the Final Memorandum at the date hereof and are not meant to include any amendment or supplement, subsequent thereto.

          SECTION 1. Representations and Warranties. Each of the Companies jointly and severally represents and warrants, as of the date hereof and on the Closing Date, to the Initial Purchasers as set forth below:

          (a) On the date hereof, the Final Memorandum did not, and on the Closing Date (as defined below) will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the



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     circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Companies do not make any representation or warranty as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished as set forth in Section 8(b) hereof to the Companies by the Representative, on behalf of the Initial Purchasers, or by the Insurer, specifically for inclusion therein.

          (b) The offer, issuance and sale of the Notes in the manner contemplated by the Final Memorandum will not require registration of the same under the Securities Act or qualification of the Notes under the United States Trust Indenture Act of 1939, as amended (the "TIA"). Neither of the Companies, nor any of their "Affiliates" (as defined in Rule 501(b) of the Regulation D under the Securities Act ("Regulation D")), nor any person acting on their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Notes under the Securities Act.

          (c) Neither of the Companies, nor any of their Affiliates, nor any person acting on their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Rule 502(c) of Regulation D) in connection with any offer or sale of the Notes in the United States.

          (d) The Notes satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act and, assuming the accuracy of the representations and warranties of the Representative, on behalf of the Initial Purchasers, set forth in Section 4 hereof, the offering of the Notes in the manner set forth in the Final Memorandum has been made in compliance with the applicable requirements, including all applicable informational requirements, of Rule 144A and Regulation S, as the case may be.

          (e) CBB is a "foreign private issuer" (as defined in Regulation S), and neither of the Companies, nor any of their Affiliates, nor any person acting on their behalf (other than the Initial Purchasers as to which the Companies make no representation or warranty) has engaged in any directed selling efforts (as defined in Rule 902 of Regulation S) with respect to the Notes, or otherwise taken any action that is not consistent with any of the offering restrictions of Rule 144A or Regulation S, as the case may be, with respect to the Notes.

          (f) Each of the Companies reasonably believes that there is no substantial U.S. market interest (as defined in Regulation S) in the Notes.

          (g) Neither of the Companies is, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Final Memorandum will not be, an "investment company" or a company "controlled by" an "investment company" as such terms are defined in the United States Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules and regulations of the Commission promulgated thereunder.



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          (h) No person has the right to require that the Companies register any securities (other than the Notes or the Exchange Notes, if any) for offering and sale under the Securities Act by reason of the filing of the registration statement contemplated by the Registration Rights Agreement.

          (i) Neither of the Companies, nor any of their Affiliates, nor any person acting on their behalf, has paid or agreed to pay to any person any compensation for soliciting another to purchase (i) the Notes or (ii) any other securities of CBB within the last 90 days, except in the case of either (i) or (ii) as contemplated by this Purchase Agreement.

          (j) Neither of the Companies, nor, to the best knowledge of the Companies, any of their Affiliates, nor any person acting on their behalf (other than the Initial Purchasers, as to which the Companies make no representation or warranties), has, directly or indirectly, taken any action designed to cause or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of either of the Companies to facilitate the initial sale or resale of the Notes under the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise, except as permitted by this Purchase Agreement.

          (k) AMBEV is in compliance with all of its periodic reporting and other requirements under the Exchange Act; all reports heretofore filed by AMBEV under the Exchange Act complied as to form with the requirements applicable thereto and did not contain any material misstatement or omit to state any material facts necessary to make the statements contained therein not misleading.

          (l) None of the information heretofore provided to the Insurer in connection with the application for, and issuance of, the Insurance Policy, at the date thereof, contained or will contain any material misrepresentation.

          (m) CBB has been duly incorporated and is validly existing as a sociedade anonima in good standing under the laws of Brazil or, in the case of each of its subsidiaries, has been duly incorporated and are validly existing as a corporation in good standing (if applicable) under the laws of the jurisdiction in which they were chartered or organized. CBB has the full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Final Memorandum and to enter into and perform its obligations, as applicable, under this Purchase Agreement, the Indenture, the Notes, the Exchange Notes, the Registration Rights Agreement, the Guaranty, the Insurance Policy, the Insurance Side Agreement, the DTC Letter of Representations completed by CBB and the Trustee in connection with the Notes and the Letter of Credit (collectively, the "Transaction Documents"), to which it is a party, and is duly qualified to do business as a foreign corporation under the laws of each jurisdiction which requires such qualification except where the failure to be so qualified will not have a Material Adverse Effect. For the purposes of this Purchase Agreement, the term "Material Adverse Effect" shall mean (i) any material adverse effect on the condition (financial or otherwise), results of operation, or prospects of either of the Companies, together with their respective consolidated subsidiaries, (ii) any material



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     adverse effect on the ability of CBB, AMBEV or any other person to perform their respective material obligations under any of the Transaction Documents or (iii) any material adverse effect on the rights of the Trustee, acting on behalf of the holders of the Notes, or such holders, under any of the Transaction Documents.

          (n) AMBEV has been duly organized and is validly existing as a sociedade anonima in good standing under the laws of Brazil or, in the case of each of its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing (if applicable) under the laws of the jurisdiction in which it is chartered or organized. Each of AMBEV and its subsidiaries is licensed (if and to the extent necessary) and has the full corporate power and authority to own or lease, as the case may be, and to operate its properties and to conduct its business as described in the Final Memorandum and to enter into and perform its obligations under this Purchase Agreement and the other Transaction Documents to which it is a party, and is duly qualified or licensed as a foreign corporation in good standing in each jurisdiction which requires such qualification, except, in the case of its subsidiaries other than CBB, where the failure to be so qualified will not have a Material Adverse Effect. AMBEV owns 99.99% of the outstanding voting equity interests of CBB. All ownership information contained on page A-1 of the Offering Memoranda is true and correct in all material respects.

          (o) All of the outstanding shares of capital stock, if any, of each of AMBEV's subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable except, in the case of the subsidiaries (other than CBB), as would not have a Material Adverse Effect, and all outstanding shares of capital stock of the subsidiaries are owned by the Companies, as the case may be, either directly or through majority-owned subsidiaries are free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

          (p) AMBEV's capitalization is as set forth in the Final Memorandum.

          (q) This Purchase Agreement has been duly authorized, executed and delivered by each of the Companies; each of the Indenture, the Guaranty, the Insurance Side Agreement and the Registration Rights Agreement and each other document executed and delivered in connection therewith to which either of the Companies is party has been duly authorized and, assuming due authorization, execution and delivery thereof by each other party to those Transaction Documents (other than the Companies), when executed and delivered by the Companies, will constitute a legal, valid and binding agreement of the Companies, as the case may be, enforceable against each of the Companies in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity).

          (r) The descriptions of the Transaction Documents in the Final Memorandum fairly summarize the rights and obligations of the parties thereto. The statements in the



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     Final Memorandum under the caption "Material Tax Considerations" fairly summarize the matters described therein.

          (s) The Notes have been duly authorized, and, when issued under the Indenture, authenticated by the Trustee and delivered to and paid for by the Initial Purchasers pursuant to this Purchase Agreement, will have been duly executed, issued and delivered and will constitute legal, valid and binding obligations of CBB, enforceable in accordance with their terms, subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, or other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity and will be entitled to the benefits provided by the Indenture as described in the Final Memorandum; the Exchange Notes have been duly authorized and, when issued, authenticated by the Trustee and delivered in exchange for the Notes, will have been duly executed, issued and delivered and will constitute legal, valid and binding obligations of CBB, enforceable in accordance with their terms, subject, as to enforcement of remedies, as provided above.

          (t) Each of the Notes and the Exchange Notes, if any, will constitute the general, direct, unsecured and unconditional obligations of CBB and will rank pari passu in priority of payment and in right of security with all other unsecured obligations of CBB that are not, by their terms, expressly subordinated in right of payment to the Notes or the Exchange Notes, if any, except for statutory liens and preferences. The obligations of AMBEV under the Guaranty will constitute the general, direct and unconditional obligations of AMBEV and will rank pari passu in priority of payment and in right of security with all other unsecured obligations of AMBEV that are not, by their terms, expressly subordinated in right of payment to the rights of the Trustee under the Guaranty, except for statutory liens and preferences.

          (u) No consent, approval, authorization, filing with or order of any court or governmental agency or other regulatory authority or body having jurisdiction over either of the Companies or any of their respective properties or assets in Brazil or elsewhere ("Government Authorities") is required for (i) the valid authorization, issuance, sale and delivery of the Notes, (ii) the execution, delivery or performance by the Companies of any of their respective obligations under any of the Transaction Documents in the manner contemplated in the Final Memorandum, including, without limitation, making any of the applicable payments required to be made after the date hereof under or in respect of any of the Transaction Documents or (iii) the issuance, exchange and delivery of the Exchange Notes, except as has been obtained or completed or such as will be obtained in accordance with the Registration Rights Agreement under the Securities Act or the TIA, other than (A) any such authorization, approval, action, notice or filing which has been obtained or made, as the case may be, prior to the date hereof or will be obtained or made prior to the Closing Date and will be in full force and effect on the Closing Date, including the electronic registration (the "Electronic Registration") with the Brazilian Central Bank (the "Central Bank") that will be obtained prior to the Closing Date and will be in full force and effect on the Closing Date and (B) any further authorization from the Central Bank in order to enable CBB and AMBEV to make remittances from Brazil in U.S. dollars to make payments under the Notes, the Indenture and the Guaranty or any




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     other Transaction Documents not specifically covered by the Electronic
     Registration (including payments made after 120 days from their originally scheduled due date and payments in different conditions as a result of the issuance of the Exchange Notes) or to make payments specifically covered by the Electronic Registration earlier than their respective due dates, whether upon acceleration or otherwise.

          (v) Neither of the Companies is currently in violation of its charter, by-laws or comparable organizational documents; neither the issuance and sale of the Notes, the execution and delivery of any of the Transaction Documents nor the consummation of any of the transactions described or contemplated therein, nor the fulfillment of the terms thereof will conflict with, or give rise to any right to accelerate the maturity or require the prepayment, repurchase or redemption of any indebtedness under, or result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Companies or any of their subsidiaries pursuant to, (i) the charter, by-laws or comparable organizational documents of either of the Companies or any of their subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Companies or any of their subsidiaries is a party or bound or to which any of their property or assets is subject or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Companies or any of their subsidiaries, except in the case of clauses (ii) or (iii) such as could not reasonably be expected to have a Material Adverse Effect.

          (w) The consolidated historical financial statements of AMBEV and its consolidated subsidiaries included in the Offering Memoranda (including any reconciliation to U.S. GAAP), together with the related notes, have been prepared in accordance with accounting principles generally accepted in Brazil applied on a consistent basis throughout the periods involved (except as otherwise noted therein) and present fairly in all material respects the financial condition, results of operations and cash flows of the Companies as of the dates and for the periods indicated; the summary and selected financial data set forth under the captions "Summary Financial Information" and "Selected Financial Data" in the Offering Memoranda fairly present, on the basis stated in the Offering Memoranda, the information included therein. Subsequent to the later of June 30, 2003 and the respective dates as of which information is given in the Offering Memoranda and except as disclosed in the Offering Memoranda, there has been no material adverse change in the operations, business, property or assets of or in the financial condition of either of the Companies and their consolidated subsidiaries, taken as a whole.

          (x) Subsequent to the respective dates as of which information is given in the Offering Memoranda and except as set forth or contemplated in the Offering Memoranda, neither of the Companies has entered into any transaction or agreement (whether or not in the ordinary course of business) material to either of the Companies individually or the Companies taken as a whole with their consolidated subsidiaries.

          (y) Except as set forth or contemplated in the Offering Memoranda, no action, suit or proceeding by or before any Government Authority involving the Companies or



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     any of their subsidiaries or their property or assets is pending or, to the best knowledge of the Companies, threatened, involving or in any way relating to (i) this Purchase Agreement, any of the other Transaction Documents or the transactions contemplated herein or therein or (ii) any other matter that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Final Memorandum. Neither the Companies nor any of their subsidiaries is in default with respect to any applicable statute, rule, writ, injunction, decree, order or regulation of any Government Authority having jurisdiction over such person which is reasonably likely to have a Material Adverse Effect on the Companies or the ability of the Companies to perform their obligations under this Purchase Agreement and each other Transaction Document to which they are a party.

          (z) Except as set forth or contemplated in the Offering Memoranda, each of the Companies and each of their respective subsidiaries has good and marketable title to all of their properties and assets and owns or leases all such properties and assets as are both described in the Offering Memoranda and necessary to the conduct of its operations as presently conducted free and clear of any liens, charges, security interests or other encumbrances except such as (i) do not materially interfere with the intended use thereof and (ii) could not reasonably be expected to have a Material Adverse Effect. All leases and subleases material to the business of each of the Companies under which either of the Companies holds properties, as described in the Offering Memoranda, are in full force and effect; and neither of the Companies has had any notice that any material claim of any sort has been asserted by anyone adverse to the Companies' rights under any leases or subleases mentioned above, or affecting or questioning the rights thereof to the continued possession of the leased or subleased premises under any such lease or sublease, except as would not result in a Material Adverse Effect.

          (aa) PricewaterhouseCoopers Auditores Independentes, who have certified the financial statements of AMBEV and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements included in the Final Memorandum, are independent public accountants within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and the applicable requirements of the Regulation S-X of the Securities Act and the Exchange Act and are certified public accountants with respect to the Companies under the standards established by the local authorities in Brazil.

          (bb) Except as otherwise disclosed in the Offering Memoranda, no labor problem or dispute with the employees of the Companies or any of their subsidiaries exists or, to the Companies' knowledge, is threatened or imminent that could reasonably be expected to have a Material Adverse Effect.

          (cc) Each of the Companies and their respective subsidiaries has filed or caused to be filed all tax returns which to the knowledge of the Companies are required to be filed, and has paid all taxes shown to be due and payable on said returns or on any assessments made against such person or any of its respective properties and all other taxes, assessments, fees or other charges imposed on such person or any of its respective properties by, any Governmental Authority (other than those the amount or validity of



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     which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with generally accepted accounting principles have been provided on the books of such person or such as would not, in the aggregate, have a Material Adverse Effect); and no tax liens or liens with respect to any assessments, fees or other charges have been filed and, to the knowledge of such person, no claims are being asserted with respect to any such taxes, assessments, fees or other charges which might have a Material Adverse Effect.

          (dd) The Companies and each of their respective subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses except where the failure to maintain such insurance would not have a Material Adverse Effect and in the geographical regions in which they are engaged; and neither of the Companies nor any subsidiary thereof has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

          (ee) No subsidiary of the Companies is currently prohibited, directly or indirectly, from paying any dividends to either of the Companies, from making any other distribution on such subsidiary's capital stock, from repaying to the Companies any loans or advances to such subsidiary from the Companies or from transferring any of such subsidiary's property or assets to the Companies or any other subsidiary of the Companies.

          (ff) Except as set forth or contemplated in the Offering Memoranda, the Companies and their subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses except where the failure to have any such authorization would not have a Material Adverse Effect, and neither of the Companies nor any of their subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could have a Material Adverse Effect.

          (gg) To ensure the legality, validity, enforceability or admissibility into evidence of any of the Transaction Documents, it is not necessary that any such other document be filed or recorded with any court or other authority in Brazil (other than such authorizations or filings that have already been obtained or made, as applicable), or that any stamp or similar tax be paid in either Brazil on or in respect of any such document, except (i) as provided in the Offering Memoranda and herein or (ii) that (1) the signatures of the parties to the Transaction Documents or the other documents who have signed the respective document outside Brazil need to be notarized by a notary public licensed as such under the law of the place of signing and the signature of such notary public needs to be authenticated by a Brazilian consulate, (2) the Transaction Documents or the other documents need to be translated into Portuguese by a certified translator and (3) the Transaction Documents or the other documents, together with their respective certified




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     translations into the Portuguese language, need to be registered with the appropriate Registry of Deeds and Documents (Registro de Titulos e Documentos), which registration can be made at any time prior to judicial enforcement thereof in Brazil. It is not necessary under the laws of Brazil that any of the holders of the Notes or the Exchange Notes, if any, be licensed, qualified or entitled to carry on business in Brazil by reason of the execution, delivery, performance or enforcement of any of the Transaction Documents, but the holders of the Notes resident outside of Brazil that own no real property in Brazil will be required to post a bond sufficient to guarantee court costs and legal fees to bring a judicial enforcement action in Brazil.

          (hh) The Companies and each of their respective subsidiaries each maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting principles generally accepted in Brazil and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, except where the failure to maintain any such system would not have a Material Adverse Effect.

          (ii) Except as set forth or contemplated in the Offering Memoranda, the Companies and their respective subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under the applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive or comply with required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in the Final Memorandum, neither of the Companies nor any of their subsidiaries has been named as a "potentially responsible party" under the United States Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, nor has the Company or any such subsidiary been identified as the party responsible or potentially responsible for any breach or violation of any other similar Environmental Law, except where such naming or identification would not, individually or in the aggregate, have a Material Adverse Effect.

          (jj) Except as set forth or contemplated in the Offering Memoranda, in the ordinary course of its business, the Companies periodically review the effect of Environmental Laws on the business, operations and properties of the Companies and their subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Companies have reasonably concluded that such associated costs and liabilities could not, singly or in the aggregate, have a Material Adverse Effect.

          (kk) The Companies and their subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property necessary for the conduct of the Companies' businesses as now conducted or as described in the Final Memorandum to be conducted by them and neither the Companies nor any of their subsidiaries has received any notice of infringement or of conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or funding, could reasonably be expected to result in any Material Adverse Effect.

          (ll) To the best of the Companies' knowledge, the indemnification and contribution provisions set forth in Section 8 hereof do not contravene Brazilian law or public policy, subject to recognition and enforcement provisions described in clause (nn) below.

          (mm) The Companies are subject to civil and commercial law in respect of their obligations hereunder and the Companies are not, nor are any of their properties, assets or revenues subject to any right of immunity under Brazilian or New York law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Brazilian, New York or U.S. federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to its obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that the Companies or any of their properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated hereby, may at any time be commenced, the Companies have waived or will waive such right to the extent permitted by law and have consented to such relief and enforcement as provided herein.

          (nn) The submission of the Companies to the exclusive jurisdiction of the courts of the Supreme Court of the State of New York, County of New York, and the United States District Court for the Southern District of New York (each, a "New York court") in Section 13 hereof and under each of the Transaction Documents is legal, valid and binding under the laws of Brazil; the appointment of CT Corporation System, at its offices located at 111 Eighth Avenue, New York, New York 10011, as its authorized agent for the purpose described in Section 13 below and under each of the other Transaction Documents is legal, valid and binding under the laws of Brazil and choice of law provision set forth in Section 14 below and in each Transaction Document is legal, valid and binding under the laws of Brazil. Any final judgment of a New York court in respect of any amount payable by the Companies under any Transaction Document and which conforms with Brazilian law, rule, regulation or public policy will be enforceable in the courts of Brazil without reexamination of the merits provided that such judgment is ratified by the Brazilian Supreme Court (Supremo Tribunal Federal). Such ratification will occur without reexamination of the merits provided that such final judgment (i) fulfills all formalities required for enforceability under the laws of the country that granted the foreign judgment, (ii) was issued by a competent court in the jurisdiction where it was awarded after service of process was properly made in accordance with Brazilian law, (iii) is final and, therefore, not subject to appeal in the jurisdiction in which it was issued, (iv) is for the payment of a sum certain of money, (v) has been duly authenticated by a Brazilian consulate in the country wherein it was issued and is accompanied by a certified sworn translation of such judgment into Portuguese, and (vi) is not contrary to Brazilian national sovereignty, public policy and good morals (as provided in Article 17 of Decree Law No. 4657/42), and does not contain any provision that for any reason would not be upheld by the courts of Brazil.

          (oo) Any final judgment for a fixed or determined sum of money rendered by any court of the State of New York or of the United States located in the State of New York having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Companies based upon any Transaction Document would be declared enforceable against the Companies by the courts of Brazil without re-examination, review of the merits of the cause of action in respect of which the original judgment was given or relitigation of the matters adjudicated upon or payment of any stamp, registration or similar tax or duty, subject to the provisions for enforcement of foreign judgments set forth in the Final Memorandum. Any judgment obtained against the Companies in the courts of Brazil in respect of any sum payable by it under any of the Transaction Documents would be expressed in Brazilian currency equivalent to the amount of United States dollars at the commercial rate prevailing on the date that the payment is actually made.

          (pp) No part of the proceeds of the sale of the Notes will be used for any purpose that violates the provisions of any of Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

          (qq) Both presently and immediately after giving effect to the transactions contemplated hereunder, each of the Companies (i) is and will be able to pay its debts as they become due and (ii) is not insolvent as defined under applicable Brazilian bankruptcy, insolvency or similar law.

          (rr) None of the holders of the Notes or the Exchange Notes, the Initial Purchasers or the Trustee will be deemed resident, domiciled, carrying on business or subject to taxation in Brazil solely by the execution, delivery, performance or enforcement of any of the Transaction Documents or by virtue of the ownership or transfer of a Note or Exchange Note or the receipt of payment thereon assuming that none of such persons is a resident of Brazil or has a permanent establishment or a fixed base in Brazil.

          (ss) There are no Brazilian taxes on or by virtue of the execution or delivery of this Purchase Agreement, the Indenture, the Notes, the Exchange Notes or any of the other Transaction Documents or any other document to be furnished hereunder or thereunder. Except as described in the Final Memorandum, payments to be made by the Companies or any other party to any of the Transaction Documents pursuant to the Transaction Documents will not be subject to Brazilian taxes of any kind. There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of any of the Transaction Documents or the consummation of any of the other transactions described therein or the issuance and sale by CBB of the Notes.

          (tt) Application has been made to list the Notes on the Luxembourg Stock Exchange and neither of the Companies has any reason to believe such listing will not be approved by the issuance of the Notes as contemplated hereunder.

          SECTION 2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, CBB agrees to sell the Notes to the Initial Purchasers, and the Initial Purchasers agree to purchase the Notes from CBB, at a purchase price of 99.674% of the aggregate principal amount of the Notes (the "Purchase Price").

          SECTION 3. Delivery and Payment. (a) Delivery of and payment for the Notes shall be made at the offices of Shearman & Sterling LLP in New York or such other place as shall be agreed upon by the parties hereto at 10:00 A.M., New York City time, on September 18, 2003, or at such time on such later date (not later than September 25, 2003) as the Representative shall designate, which date and time may be postponed by agreement between the Representative and CBB or as provided in Section 9 hereof (such date and time of delivery and payment for the Notes being herein called the "Closing Date"). Delivery of the Notes shall be made to the Representative against payment by the Initial Purchasers of U.S.$495,870,000 (the "Net Proceeds") to or upon the order of CBB by wire transfer payable in immediately available funds to the account specified in writing by CBB not less than three Business Days prior to the Closing Date. The Net Proceeds shall represent an amount equal to (i) U.S.$498,370,000 as the Purchase Price less (ii) an amount payable to the Initial Purchasers equal to 0.50% of the U.S.$500,000,000 aggregate principal amount of the Notes to be issued on the Closing Date or U.S.$2,500,000 (the "Selling Commission"). Delivery of the Notes shall be made through the facilities of The Depository Trust Company ("DTC") unless the Representative shall otherwise instruct.

          (b) CBB agrees to arrange to have the Notes available for inspecting, checking and packaging by the Representative, on behalf of the Initial Purchasers in New York, New York not later than 1:00 p.m. on the Business Day prior to the Closing Date.

          (c) For the purposes of this Purchase Agreement, the term "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the City of New York are authorized or obligated by law, executive order or regulation to close.

          SECTION 4. Offering by Initial Purchasers. The Representative, on behalf of the Initial Purchasers, represents and warrants to and agrees with the Companies that:

          (a) No Initial Purchaser has offered or sold, nor will any of the Initial Purchasers offer or sell, any Notes except (i) inside the United States or to U.S. Persons to only those U.S. Persons that such Initial Purchaser reasonably believes to be QIBs and that, in connection with each such sale, each Initial Purchaser has taken or will take reasonable steps to ensure that the purchaser of such Notes is aware that such sale is being made in reliance on Rule 144A, or (ii) outside the United States in accordance with the restrictions set forth in Regulation S, as described in Exhibit A hereto.

          (b) No Initial Purchaser nor any person acting on its behalf has made or will make offers or sales of the Notes in the United States by means of any form of general solicitation or general advertising (within the meaning of Rule 502(c) of Regulation D) in the United States. With respect to the Notes sold in reliance on Regulation S, no Initial Purchaser has engaged nor will any such Initial Purchaser engage in any directed selling efforts in the United States (within the meaning of Regulation S).

          (c) The Initial Purchasers will not engage in any activity that reasonably can be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of CBB or AMBEV to facilitate the sale or resale of the Notes.

          (d) Prior to the Closing Date, the Initial Purchasers will not issue any press release or other communication directly or indirectly or hold any press conference relating to the Notes without AMBEV's prior written consent (which shall not be unreasonably withheld), unless in the judgment of any of the Initial Purchasers and their counsel, and after notification to AMBEV, such press release or communication is required by law, or except as issued in accordance with the applicable regulations promulgated under the Securities Act or the Exchange Act.

          SECTION 5. Covenants. The Companies agree with each of the Initial Purchasers that:

          (a) The Companies will furnish to the Representative and to counsel for the Initial Purchasers, without charge, during the period referred to in paragraph (c) below, as many copies of the Final Memorandum and any amendments and supplements thereto as they may reasonably request including the delivery of four copies of the Final Memorandum to the Representative, one of which shall be signed by duly authorized officers of the Companies.

          (b) The Companies will not amend or supplement the Final Memorandum without the prior written consent of the Representative.

          (c) If at any time prior to the completion of the sale of the Notes by the Initial Purchasers (as determined by the Representative), any event occurs as a result of which the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Final Memorandum to comply with applicable law, the Companies promptly (i) will notify the Representative of any such event,
     (ii) subject to the requirements of paragraph (b) of this Section 5, will prepare an amendment or supplement that will correct such statement or omission or effect such compliance and (iii) will supply any supplemented or amended Final Memorandum to the Representative and counsel for the Representative, without charge, in such quantities as the Representative may reasonably request.

          (d) AMBEV will arrange, if necessary, for the qualification of the Notes for sale by the Initial Purchasers under the laws of such jurisdictions as the Representative may designate and will maintain such qualifications in effect so long as required for the completion of the distribution of the Notes; provided, however, that in no event shall the Companies be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Notes, in any jurisdiction where it is not now so subject. The Companies will promptly advise the Representative of the receipt by the either of the Companies of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Companies will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified or registered as provided above.

          (e) Prior to the completion of the distribution of the Notes by the Initial Purchasers (as determined by the Representative), the Companies will not, and will not permit any of their Affiliates to, acquire any Notes.

          (f) Neither of the Companies, nor any of their Affiliates, nor any person acting on their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Notes under the Securities Act.

          (g) Neither of the Companies, nor any of their Affiliates, nor any person acting on its or their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Notes in the United States.

          (h) So long as any of the Notes are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, AMBEV will, to the extent required by law, furnish CBB and the Trustee with the information necessary to permit the Trustee to provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act during any period in which AMBEV is not subject to and in compliance with the reporting requirements of Sections 13 or 15(d) of the Exchange Act, nor exempt from such reporting requirements pursuant to Rule 12g3-2(b) under the Exchange Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

          (i) The Companies will cooperate with the Representative and will take all such action as is necessary to permit the Notes to be eligible for clearance and settlement through DTC.

          (j) Neither of the Companies will, for so long as the Notes are outstanding, be or become, or be or become owned by, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act, and will not be or become, or be or become owned by a closed-end investment company required to be registered but no registered thereunder.

          (k) The Companies will not for a period of 90 days following the date hereof, without the prior written consent of the Representative, offer, sell or contract to sell, or otherwise dispose of or enter into any transaction which is designed to, or could reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Companies or any of their Affiliates or any person in privity with the Companies or any of their Affiliates, directly or indirectly, or announce the offering of, or file a registration statement for, any debt securities substantially similar to the Notes issued or guaranteed by the Companies (other than the Notes, any export credit agency loans and trade-related facilities).

          (l) The Companies will not take, directly or indirectly, any action designed to or which has constituted or which could reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of CBB or AMBEV to facilitate the sale or resale of the Notes.

          (m) The Companies will not and will request their Affiliates not to offer, sell or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) the offering of which security could be integrated with the sale of the Notes in a manner that would require the registration of any of the Notes under the Securities Act.

          (n) Neither of the Companies nor any of their Affiliates, nor any person acting on their behalf, will engage in any directed selling efforts in the United States with respect to the Notes, and each of Companies will ensure that it and its Affiliates (and any other person acting on behalf thereof) will comply with any applicable offering restrictions of Regulation S.

          (o) CBB will use the net proceeds received by it from the sale of the Notes in the manner specified in the Final Memorandum under the caption "Use of Proceeds".

          (p) Prior to the Closing Date, neither of the Companies nor their Affiliates will issue any press release or other communications directly or indirectly or hold any press conference relating to the Notes, without the Representative's prior written consent

     (which shall not be unreasonably withheld), unless in the judgment of either of the Companies and its counsel, and after notification to the Representative, such press release or communication is required by law or except as issued in accordance with the applicable regulations promulgated under the Securities Act.

          (q) The Companies shall inform the Representative as promptly as is reasonably practicable, and shall confirm such information in writing, after they have been made aware of the suspension of qualifications of the Notes, for offering in any jurisdiction or the institution or threat of any proceeding for such purpose.

          (r) The Companies will pay any stamp, issue, registration, transaction or similar documentary taxes and duties, including interest and penalties, payable on or in connection with the creation, issue and offering of the Notes, or the execution or delivery of the Transaction Documents or the enforcement by the Initial Purchasers of this Purchase Agreement against the Companies or any transaction carried out pursuant to this Purchase Agreement; and, in addition to any amount payable by it under this Purchase Agreement, any value-added, turnover or similar tax payable in respect of that amount (and references in this Purchase Agreement to such amount shall be deemed to include any such taxes so payable in addition to it and express mention of such payment of any taxes (if applicable) in any provisions hereof shall not be construed as excluding such payment of any taxes in those provisions hereof where such express mention is not made). The Companies will indemnify the Initial Purchasers against any loss, liability, cost, claim, action, demand or expense (including, but not limited to, legal fees) which any of them may incur or which may be made against any of them arising out of or in relation to or in connection with any failure to pay or delay in paying any such taxes.

          (s) Neither the sale of the Notes nor the use of the proceeds thereof will violate any regulation of the United States Treasury Department contained in 31 C.F.R., Chapter V Subpart B or the International Money Laundering Statement and Financial Anti-Terrorism Act of 2001.

          (t) The Companies will furnish a copy of each amendment of the Transaction Documents to the Representative at its address set forth in
     Section 12 hereof.

          (u) The Companies agree to pay the costs and expenses relating to the following matters: (i) the preparation of each of the Transaction Documents, the issuance of the Notes and the fees of the Trustee, (ii) the preparation, printing or reproduction of the Preliminary Memorandum and Final Memorandum and all amendments or supplements to either of them,
     (iii) the costs of delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Preliminary Memorandum and Final Memorandum, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Notes, (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Notes, including any stamp, transfer or other similar taxes in connection with the original issuance and sale of the Notes, (v) the printing (or reproduction) and delivery of this Purchase Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Notes, (vi) any registration or qualification of the Notes for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers relating to such registration and qualification), (vii) the transportation and other expenses incurred by or on behalf of Companies representatives in connection with presentations to prospective purchasers of the Notes,
     (viii) the fees and expenses of the Companies' accountants and the fees and expenses of counsel (including Brazilian and United States counsel) for the Companies, (ix) all fees, disbursements and expenses of the Initial Purchasers and counsel for the Initial Purchasers in accordance with the provisions set forth in the second paragraph under the caption "Expenses" of the letter dated August 4, 2003 from Citigroup Global Markets Inc. to CBB and AMBEV, (x) the fees and expenses of Moody's Investors Services ("Moody's"), Standard & Poor's ("S&P") and Fitch, Inc. ("Fitch") incurred in connection with the rating of the Notes and Exchange Notes, if any, (xi) the listing of the Notes and the Exchange Notes on the Luxembourg Stock Exchange and (xii) all other costs and expenses incident to the performance by CBB of its obligations hereunder.

          SECTION 6. Conditions to the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase the Notes shall be subject to the following conditions:

          (a) On or prior to the Closing Date, the following shall have been executed and delivered to the Representative, each dated the Closing
     Date:

               (i) the Indenture duly executed and delivered by the Companies and the Trustee in form and substance acceptable to the Representative;

               (ii) a 144A Restricted Global Note and a Regulation S Unrestricted Global Note in the form attached to the Indenture, duly executed and delivered by CBB and duly authorized by the Trustee in accordance with the Indenture in such principal amount as the Representative shall direct (it being understood that the aggregate principal amount of such Notes shall equal $500,000,000), and otherwise in form and substance acceptable to the Representative;

               (iii) the Guaranty duly executed and delivered by AMBEV and the Trustee in form and substance acceptable to the Representative;

               (iv) the Registration Rights Agreement duly executed and delivered by the Companies in form and substance acceptable to the Representative;

               (v) the Insurance Policy duly executed and delivered by the Insurer in form and substance acceptable to the Representative; and

               (vi) the Insurance Side Agreement duly executed by the Companies, the Trustee and the Insurer in form and substance acceptable to the Representative.

          (b) The Reserve Account shall have been established as contemplated in the Indenture and the Initial Purchasers and the Trustee shall be satisfied that the Trustee has a first priority perfected security interest in the reserve account, all funds therein, all additions thereto and proceeds thereof under U.S. and Brazilian law; and all of the applicable taxes, fees and other charges due and owing in connection with the execution and delivery of the Transaction Documents shall have been paid.

          (c) On the Closing Date, each of CBB and AMBEV shall have furnished to the Representative a certificate concerning status under the Investment Company Act of 1940, in form satisfactory to the Representative.

          (d) On or prior to the Closing Date, the Insurer shall have furnished to the Representative a certificate of good standing certified by the Secretary of State of the State of Delaware and a copy of the license of the Insurer.

          (e) On the date hereof, the Representative shall have received from PricewaterhouseCoopers Auditores Independentes, independent public accountants for the Companies a comfort letter dated the date hereof addressed to the Initial Purchasers, in form and substance satisfactory to the Representative, concerning the financial statements and certain information with respect to the Companies set forth in the Final Memorandum.

          (f) On or prior to the Closing Date, the Representative shall have received from PricewaterhouseCoopers Auditores Independentes, independent public accountants for the Companies a "bring down" comfort letter, dated the Closing Date, in form and substance satisfactory to the Representative.

          (g) Moody's, S&P and Fitch shall each have delivered to CBB and the Initial Purchasers a final rating letter setting forth a rating with respect to the Notes of at least "Baa3", "BBB-" and "BBB-", respectively, and, subsequent to the date thereof, such rating agencies shall not have announced in writing that it has under surveillance or review, with possible negative implications, this rating of the Notes.

          (h) Application shall have been made to list the Notes on the Luxembourg Stock Exchange.

          (i) The Notes shall be eligible for clearance and settlement through DTC.

          (j) CBB shall have furnished to the Initial Purchasers a certificate of CBB, signed by an authorized officer of CBB acceptable to the Representative, dated the Closing Date and in form and substance satisfactory to the Representative, to the effect that:

               (i) the representations and warranties of CBB in this Purchase Agreement and any of the other Transaction Documents to which it is a party are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and CBB has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

               (ii) since June 30, 2003, there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of CBB and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto);

               (iii) no Default or Event of Default (or other event that with the passage of time or notice, or both, will ripen into a Default or an Event of Default) under the Notes or the Indenture has occurred and is continuing as of the Closing Date;

               (iv) the incumbency of the officers or representatives of CBB signing the applicable Transaction Documents and the other documents delivered hereunder and thereunder on behalf of CBB and containing specimen signatures thereof; and

               (v) the Estatuto Social of CBB has not been amended and is in full force and effect, copies of which shall be attached to such certificate.

          (k) AMBEV shall have furnished to the Initial Purchasers a certificate, signed by an authorized officer of AMBEV acceptable to the Representative, dated the Closing Date and in form and substance satisfactory to the Representative, to the effect that:

               (i) the representations and warranties of AMBEV in this Purchase Agreement and any of the other Transaction Documents to which it is a party are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and AMBEV has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

               (ii) since the date of the most recent financial statements included in the Final Memorandum (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of AMBEV and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto);

               (iii) no Default or Event of Default (or other event that with the passage of time or notice, or both, will ripen into a Default or an Event of Default) has occurred and is continuing as of the Closing Date;

               (iv) the incumbency of the officers or representatives of AMBEV signing the applicable Transaction Documents and the other documents delivered hereunder and thereunder on behalf of AMBEV and containing specimen signatures thereof; and

               (v) the Estatuto Social of AMBEV has not been amended and is in full force and effect, copies of which shall be attached to such certificate.

          (l) Subsequent to the date hereof and on or prior to the Closing Date hereunder, CBB shall have furnished to the Representative evidence satisfactory to the Representative that all approvals, authorizations or consents of or notices to, or registrations with, any governmental authority (including the Electronic Registration), required in connection with the execution and performance by CBB of its obligations under this Purchase Agreement and by CBB and AMBEV of their obligations under the other Transaction Documents have been obtained and are in full force and effect.

          (m) The Trustee shall have furnished to the Representative a certificate of the Trustee, signed by an authorized officer of the Trustee acceptable to the Representative, dated the Closing Date, (i) stating that the Trustee is a banking corporation organized and validly existing under the laws of the State of New York and that its principal office and place of business is not located in Brazil, (ii) regarding the authority of the Trustee to enter into the Transaction Documents to which it is a party and to execute all documents related thereto and (iii) regarding the incumbency of its officers executing such documents.

          (n) Subsequent to the date hereof and on or prior to the Closing Date hereunder, there shall not have been any decrease in the rating of any of the Companies' debt securities by any "nationally recognized statistical rating organization" (as defined for the purposes of Rule 436(g) under the Securities Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of such possible change, or any withdrawal of any such rating.

          (o) Subsequent to the date hereof and on or prior to the Closing Date hereunder, no legislation shall have been enacted by either house of the United States or Brazilian congress or by any state legislature or any political subdivision of the United States or Brazil, no other action shall have been taken by any Governmental Authority, whether by order, regulation, rule, ruling or otherwise, and no decision shall have been rendered by any court of competent jurisdiction in the United States, Brazil or any other country, which would have a Material Adverse Effect.

          (p) On the Closing Date, none of the events listed below shall have occurred and be continuing:

               (i) a default in the performance or observance by the Companies of any covenant or agreement made by it under this Purchase Agreement or any other Transaction Document to which they are a party; or

               (ii) proceedings shall have been commenced against either of the Companies, the Insurer or the Trustee under any Brazilian, U.S. or other bankruptcy act or other foreign, federal or state law relating to bankruptcy or insolvency or laws relating to the relief of debtors, readjustments of indebtedness, reorganizations, arrangements, compositions or extensions, or appointing a receiver or decreeing or ordering the winding up or liquidation of the affairs of either Company, the Insurer or the Trustee or similar proceedings for any relief which includes or might result in, any material modification of the obligations of either Company, the Insurer or the Trustee hereunder or under the applicable Transaction Documents; or

               (iii) either Company, the Insurer or the Trustee shall have instituted proceedings to be adjudicated insolvent or a bankrupt or shall have consented to the institution of bankruptcy or insolvency proceedings against it or shall have filed a petition or answer or consent seeking reorganization or relief under any Brazilian, U.S. or other bankruptcy act or any other federal or state law relating to bankruptcy or insolvency or shall have consented to the appointment of a receiver or shall have made an assignment for the benefit of creditors or shall have admitted in writing its inability to pay its debts by either Company, the Insurer or the Trustee in furtherance of any of the aforesaid purposes.

          (q) Subsequent to the date hereof or, if earlier, the dates as of which information is given in the Final Memorandum (exclusive of any amendment or supplement thereto) and on or prior to the closing of the issuance of the Notes, there shall not have been (i) any material change or decrease in any of the financial line items specified in the letter or letters referred to in paragraphs (e) and (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Companies and their subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representative, so material and adverse as to make it impractical or inadvisable to market the Notes as contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

          (r) The Representative shall have received from Cravath, Swaine & Moore LLP, special New York counsel to the Companies, an opinion, dated the Closing Date and addressed to the Initial Purchasers, in form and substance acceptable to the Representative.

          (s) The Representative shall have received from Barbosa, Mussnich & Aragao Advogados, Brazilian counsel to the Companies, an opinion, dated the Closing Date and addressed to the Initial Purchasers, in form and substance acceptable to the Representative.

          (t) The Representative shall have received an opinion of internal counsel to the Insurer, dated the Closing Date and addressed to the Initial Purchasers, in form and substance acceptable to the Representative.

          (u) The Representative shall have received an opinion of Emmet, Marvin & Martin, LLP, external New York counsel to the Trustee, dated the Closing Date and addressed to the Initial Purchasers, in form and substance acceptable to the Representative.

          (v) The Representative shall have received an opinion of Pinheiro Neto - Advogados, special Brazilian counsel for the Initial Purchasers, in form and substance acceptable to the Representative (it being understood that the Companies shall have furnished to such counsel such documents as they request for the purposes of enabling them to pass on such matters).

          (w) The Representative shall have received an opinion from Shearman & Sterling LLP, special New York counsel to the Initial Purchasers, dated the Closing Date and addressed to the Initial Purchasers, and the Companies shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (x) The Companies shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

          (y) The Representative shall be satisfied that payments to be made to it pursuant to Section 2 hereof will be made on the Closing Date.

          (z) On the Closing Date, the Trustee shall have received the Letter of Credit in form and substance acceptable to the Representative.

          If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Purchase Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Purchase Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representative and counsel for the Representative, this Purchase Agreement and all obligations of the Initial Purchasers hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to CBB in writing or by telephone or facsimile confirmed in writing.

          The documents required to be delivered by this Section 6 will be delivered at the office of counsel for the Initial Purchasers, at 599 Lexington Avenue, New York, N.Y. 10022, on the Closing Date.

          SECTION 7. Reimbursement of Expenses. If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 9 hereof or because of any refusal, inability or failure on the part of either of the Companies to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Initial Purchasers, the Companies will reimburse the Initial Purchasers on demand for all reasonable and properly documented fees, disbursements and expenses of the Initial Purchasers and counsel for the Initial Purchasers (as such fees, disbursement and expenses are limited in accordance with the provisions set forth in the second paragraph under the caption "Expenses" of the letter dated August 4, 2003 from Citigroup Global Markets Inc. to CBB and AMBEV) that shall have been incurred by them in connection with the proposed purchase and sale of the Notes; provided that if the Representative, on behalf of the Initial Purchasers resigns without having good commercial reasons for resigning (having regard to good international capital markets practice), then the Companies shall be under no obligation to reimburse such expenses. The Companies' liability to the Initial Purchasers under this Section 7 is joint and several.

          SECTION 8. Indemnification and Contribution. (a) The Companies agree to indemnify and hold harmless the Initial Purchasers, the directors, officers, employees and agents of the Initial Purchasers and each person who controls any of the Initial Purchasers within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum or any information provided by the Companies to any holder or prospective purchaser of the Notes pursuant to Section 5(h), or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any properly documented legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Companies will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum or the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information relating to the Initial Purchasers furnished to the Companies by or on behalf of the Initial Purchasers or by or on behalf of the Insurer specifically for inclusion therein and provided further, that the foregoing indemnity agreement with respect to any Preliminary Memorandum shall not inure to the benefit of any Initial Purchaser from whom the person asserting any such losses, claims, damages or liabilities purchased Notes if a copy of the Final Memorandum (as then amended or supplemented if CBB or AMBEV shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Initial Purchasers to such person, if required by law so to have delivered, at or prior to the written confirmation of the sale of the Notes to such person, and if the Final Memorandum (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by CBB or AMBEV of Section 5(a) hereof.. This indemnity agreement will be in addition to any liability which the Companies may otherwise have.

          (b) The Initial Purchasers agree to indemnify and hold harmless the Companies, each of their directors, each of its officers, each of its employees and agents, and each person who controls the Companies within the meaning of either the Securities Act or the Exchange Act, to the same extent (subject to the proviso set forth below) as the foregoing indemnity from the Companies to the Initial Purchasers, but only with reference to written information (contained in the chart and the seventh paragraph (regarding stabilization and over-allotment transaction) following the chart under the caption "Plan of Distribution" in the Final Memorandum) relating to the Initial Purchasers furnished to the Companies by or on behalf of the Initial Purchasers specifically for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto) provided that the Initial Purchasers' aggregate liability to the parties set forth above shall in no event exceed the amount of the Selling Commission. This indemnity agreement will be in addition to any liability which the Initial Purchasers may otherwise have.

          (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Companies and the Initial Purchasers agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Companies and the Initial

Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Companies (on the one hand) and by the Initial Purchasers (on the other) from the offering of the Notes. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Companies and the Initial Purchasers shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Companies (on the one hand) and of the Initial Purchasers (on the other) in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Companies shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by CBB, and benefits received by the Initial Purchasers shall be deemed to be equal to the total amount of the Selling Commission. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Companies (on the one hand) or the Initial Purchasers (on the other), the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. Each of the Companies and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls any of the Initial Purchasers within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of any of the Initial Purchasers shall have the same rights to contribution as the Initial Purchasers, and each person who controls either of the Companies within the meaning of either the Securities Act or the Exchange Act and each officer and director of either of the Companies shall have the same rights to contribution as the Companies, subject in each case to the applicable terms and conditions of this paragraph (d). The Companies and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this
Section 8 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this
Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which its percentage of the total Selling Commission exceeds the amount of any damage which such Initial Purchaser has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission.

          (e) The liability of each of the Companies under this Section 8 is joint and several.

          SECTION 9. Termination. This Purchase Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Companies prior to delivery of and payment for the Notes, if at any time prior to such time (i) trading in any of AMBEV's securities shall have been suspended by the Sao Paulo Stock Exchange (BOVESPA) or trading in securities generally on the New York Stock Exchange or the Sao Paulo Stock Exchange (BOVESPA) shall have been suspended or limited or minimum prices shall have been established on either such exchanges, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or by the relevant banking authorities in

Brazil or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity (including any major terrorist act) or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impracticable or inadvisable to proceed with the offering or delivery of the Notes as contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

          SECTION 10. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of each of the Companies or their officers and of the Initial Purchasers set forth in or made pursuant to this Purchase Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Companies or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Notes. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Purchase Agreement.

          SECTION 11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Initial Purchasers, will be mailed, delivered or telefaxed to General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, telefax: (1-212) 816-7912 (with a courtesy copy to Alexander Severino, telefax: (1-212) 723-8658) or if sent to CBB and/or AMBEV, will be mailed, delivered or telefaxed to AMBEV, Edificio Corporate Park, Rua Dr. Renato Paes de Barros 1017, 4(degree) andar, 04530-001, Sao Paulo, SP, Brasil,
Attention: Tobias Stingelin and Andrea Vianna Jorge Ruiz (telefax: (55-11) 2122-1454 and (55-11) 2122-1540).

          SECTION 12. Successors. This Purchase Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and, except as expressly set forth in Section 5(h) hereof, no other person will have any right or obligation hereunder.

          SECTION 13. Jurisdiction. Each of CBB, AMBEV and the Initial Purchasers agree that any suit, action or proceeding against them, arising out of or based upon this Purchase Agreement or the transactions contemplated hereby, may be instituted in any State or Federal court in The City of New York, New York, or in the competent courts of their own corporate domiciles with respect to actions brought against any of them as a defendant, and waive any objection which they may now or hereafter have to the laying of venue of any such proceeding and any right to which any of them may be entitled on account of places of residence or domicile, and irrevocably submit to the jurisdiction of such courts in any suit, action or proceeding. The Companies have appointed CT Corporation System, at its offices located at 111 Eighth Avenue, New York, New York 10011 as its authorized agent (the "Authorized Agent") upon whom process may be served in any suit, action or proceeding arising out of or based upon this Purchase Agreement or the transactions contemplated herein which may be instituted in any State or Federal court in The City of New York, New York, by the Initial Purchasers, the directors, officers, employees and agents of the Initial Purchasers, or by any person who controls any of the Initial Purchasers, and expressly accepts the jurisdiction of any such court in respect of any such suit, action or proceeding. The Companies hereby represent and warrant that the Authorized Agent has accepted such appointments and has agreed to act as said agent for service of process, and the Companies agree to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Subject to applicable law, service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon each of the Companies.

          SECTION 14. Governing Law. This Purchase Agreement will be governed by and construed in accordance with the laws of the State of New York.

          SECTION 15. Currency. Each reference in this Purchase Agreement to U.S. dollars is of the essence. To the fullest extent permitted by law, the obligation of CBB in respect of any amount due under this Purchase Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in U.S. dollars that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment. If the amount in U.S. dollars that may be so purchased for any reason falls short of the amount originally due, the applicable Company will pay such additional amounts, in U.S. dollars, as may be necessary to compensate for the shortfall. Any obligation of the Companies not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

          SECTION 16. Waiver of Immunity. This Purchase Agreement, the other Transaction Documents and any other documents delivered pursuant hereto or thereto, and any actions taken hereunder or thereunder, constitute commercial acts by each of the Companies. Each of the Companies irrevocably and unconditionally and to the fullest extent permitted by law, waives, and agrees not to plead or claim, any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) for itself of any of its property, assets or revenues wherever located with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Purchase Agreement, the other Transaction Documents, or any document delivered pursuant hereto or thereunder, in each case for the benefit of each assigns, it being intended that the foregoing waiver and agreement will be effective, irrevocable and not subject to withdrawal in any and all jurisdiction, and, without limiting the generality of the foregoing, agrees that the waivers set forth in this Section 16 shall have the fullest scope permitted under the United States Foreign Sovereign Immunities Act of 1976 and are intended to be irrevocable for the purposes of such act.

          SECTION 17. Counterparts. This Purchase Agreement may be executed in one or more counterparts (including via telecopier), each of which shall constitute an original and all of which together shall constitute one and the same instrument.

          SECTION 18. Entire Agreement. This Purchase Agreement sets forth the entire agreement of the parties hereto with respect to the subject matter hereof.

          SECTION 19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Purchase Agreement and your acceptance shall represent a binding agreement among CBB, AMBEV and the Initial Purchasers.

                                       Very truly yours,


                                       COMPANHIA BRASILEIRA DE BEBIDAS


                                       By:
                                           ------------------------
                                           Name:
                                           Title:

                                       By:
                                           ------------------------
                                           Name:
                                           Title:

                                       COMPANHIA DE BEBIDAS DAS AMERICAS -
                                       AMBEV


                                       By:
                                           ------------------------
                                           Name:
                                           Title:

                                       By:
                                           ------------------------
                                           Name:
                                           Title:

WITNESSES:

     ----------------------------
     Name:


     ----------------------------
     Name:

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

CITIGROUP GLOBAL MARKETS INC.,
as Representative on behalf of the Initial Purchasers set forth on Schedule I hereto

By:  ----------------------------
     Name:
     Title:

WITNESSES:

     ----------------------------
     Name:


     ----------------------------
     Name:

STATE OF NEW YORK          )
                           ) ss:
COUNTY OF NEW YORK         )


     On this 11th day of September, 2003 before me, a notary public within and for said county, personally appeared ____________________ to me personally known who being duly sworn, did say that he is a __________________ of Citigroup Global Markets Inc., one of the persons described in and which executed the foregoing instrument, and acknowledge said instrument to be the free act and deed of said corporation.



     On this 11th day of September, 2003, before me personally came ______________________ and ______________________ to me personally known, who being by me sworn, did depose and say that they signed their names to the foregoing instrument as witnesses.





                                       -------------------------------
                                       Notary Public
                                       COMMISSION EXPIRES


[Notarial Seal]

STATE OF NEW YORK          )
                           ) ss:
COUNTY OF NEW YORK         )


     On this 11th day of September, 2003 before me, a notary public within and for said county, personally appeared ______________________ and ______________________, to me personally known who being duly sworn, did say that they are each a ____________________ and a _________________, respectively of Companhia Brasileira de Bebidas and Companhia de Bebidas das Americas - AMBEV, each a person described in and which executed the foregoing instrument, and acknowledge said instrument to be the free act and deed of said corporation.



     On this 11th day of September, 2003, before me personally came ______________________ and ____________________ to me personally known, who being by me sworn, did depose and say that they signed their names to the foregoing instrument as witnesses.






                                       -------------------------------
                                       Notary Public
                                       COMMISSION EXPIRES
[Notarial Seal]

                                                                    SCHEDULE I


                              Initial Purchasers


                                                          Principal Amount of
     Name                                                  Notes Commitment
     ----                                                  ----------------

Citigroup Global Markets Inc. ............................ U.S.$475,000,000
J.P. Morgan Securities Inc. .............................. U.S.$25,000,000

                                                           ----------------
                                                           U.S.$500,000,000

                                                                     EXHIBIT A

      Selling Restrictions for Offers and Sales outside the United States
      -------------------------------------------------------------------

     1. (a) The Notes have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act. The Initial Purchasers represent and agree that, except as otherwise permitted by Section 6(a)(i) or (ii) of the Purchase Agreement to which this is an exhibit, it has offered and sold the Notes, and will offer and sell the Notes, (i) as part of their distribution at any time; and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S under the Act. Accordingly, the Initial Purchasers represent and agree that neither it, nor any of its Affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Notes, and that it and they have complied and will comply with the offering restrictions requirement of Regulation S. The Initial Purchasers agree that, at or prior to the confirmation of sale of Notes (other than a sale of Notes pursuant to Section 6(a)(i) or (ii) of the Purchase Agreement to which this is an exhibit), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Notes from it during the distribution compliance period a confirmation or notice to substantially the following effect:

     "The Notes covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and December 19, 2001, except in either case in accordance with Regulation S or Rule 144A under the Act. Terms used above have the meanings given to them by Regulation S."

     (b) Each Initial Purchaser also represents and agrees that it has not entered and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Notes, except with its Affiliates or with the prior written consent of the Company.

     (c) Terms used in this section have the meanings given to them by Regulation S.

     2. Each of the Initial Purchasers represents and agrees that (a) it (or any of its affiliates) has not offered or sold and, prior to the expiry of the period of six months from the issue date of the Notes, will not offer or sell any Notes to persons in the United Kingdom, except to persons whose ordinary activities involve the acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 or the Financial

Services and Markets Act 2000 (the "FSMA") (as amended); (b) it is a person whose ordinary activities involve the acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and they have not offered or sold and will not offer or sell any Notes other than to persons whose ordinary activities involve the acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Notes would otherwise constitute a contravention of section 19 of the FSMA by CBB; (c) it has only issued or passed on and will only issue or pass on in the United Kingdom, before the repeal of Section 57 of the FSA any document received by it in connection with the issue of the Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act of 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended) or is a person to whom such document may otherwise lawfully be issued or passed on and, after the repeal of Section 57 of the FSA, it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which section 21(1) of the FSMA does not apply to the CBB or AMBEV; (d) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 ("FSA") and, after they come into force, all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

     3. No sales of the Notes will be made in Brazil except in compliance with the laws of Brazil. 5




                                     A-2